Exhibit 10.2

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of July 5, 2022, by and between HEALTHLYNKED CORP., a corporation organized and existing under the laws of the State of Nevada (the “Company”), and YAII PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”).

WITNESSETH

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase a full recourse promissory note in the form attached hereto as “Exhibit A” (the “Note”) in the original principal amount of $550,000 (the “Original Principal Amount”);

WHEREAS, the issuance and sale of a Note shall take place at a closing (the “Closing”) to take place, subject to satisfaction of the terms and conditions of this Agreement, within 3 trading days of date the registration statement filed in connection with the Standby Equity Purchase Agreement dated the date hereof (the “SEPA”) is declared effective by the United States Securities and Exchange Commission (the “Registration Statement”), or such other date as may be agreed upon between the parties;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS.

(a) “Anti-Bribery Laws” shall mean of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder.

(b) “Anti-Money Laundering Laws” shall mean applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory.

(c) “Applicable Laws” shall mean applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) Anti-Money Laundering Laws and all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) Anti-Bribery Laws and applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, (iii) OFAC and any Sanctions or Sanctions Programs, and (iv) CAATSA and any CAATSA Sanctions Programs.

(d) “CAATSA” shall mean Public Law No. 115-44 The Countering America’s Adversaries Through Sanctions Act.

(e) “CAATSA Sanctions Programs” shall mean a country or territory that is, or whose government is, the subject of sanctions imposed by CAATSA.

(f) “OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

(g) “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(h) “Sanctions” shall mean any sanctions administered or enforced by OFAC or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, (collectively “Blocked Persons”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority

(i) “Sanctioned Country” shall mean a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

(j) “Sanctions Programs” shall mean any OFAC, HMT or UNSC economic sanction program including, without limitation, programs related to a Sanctioned Country.

2. PURCHASE AND SALE OF NOTES;

(a) Purchase of Note at the Closing. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing a Note in the original principal amount of $550,000 (the “Original Principal Amount”) for a purchase price equal to Original Principal Amount less any original issue discounts and fees.

(b) Closing Deliverables. At the Closing, the following transactions shall occur and shall be deemed to take place simultaneously. No transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents have been delivered, unless waived in writing by the receiving Party: (i) the Company shall deliver, or cause to be delivered, to the Investor a duly executed Note in the face amount of the Original Principal Amount and the Investor shall pay to the Company the Original Principal Amount of the Note issued to the Inventor (less any fees and original issue discounts) by wire transfer to the account of the Company as specified on Schedule I to the Note.

3. Conditions Precedent to Closing. The obligation of the Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, at the date of the Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.

(a) The Registration Statement hall have been declared effective by the United States Securities and Exchange Commission.

(b) The Company shall have notified the Investor in writing within three (3) trading days of the date the Registration Statement was declared effective by the United States Securities and Exchange Commission of its intention to proceed with the Closing.

(c) The Representations and Warranties of the Company are true and correct.

(d) No event shall have occurred since the date of this Agreement that could result in, or reasonably be expected to result in a Material Adverse Effect, where “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Note, (collectively, the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company or its ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(e) The shares of the Company’s common stock (the “Common Stock”) shall be authorized for quotation or trading on the OTC Markets’ OTCQB® Market (the “Primary Market”) and trading in the common stock of the Company shall not have been suspended for any reason.

(f) The Company is, and has been for a period of at least 90 days immediately prior to the Closing, subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

(g) The SEPA dated July 5, 2022 between the Company and the Investor is in full force and effect.

4. INVESTOR’S REPRESENTATIONS AND WARRANTIES. Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of the date of the Closing:

(a) Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to purchase, hold and sell the Note. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

(b) Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

(c) No Legal Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(d) Investment Purpose. The Note is being purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor’s rights to the Note or any interest therein other than to affiliates of the Investor. Except for affiliates of the Investor, no other Person has or will have a direct or indirect beneficial interest in the Commitment Fee Shares.

(e) Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933.

(f) Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk.

(g) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note offered hereby.

(h) Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

5. COMPANY’S REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to, the Investor that the following are true and correct as of the date hereof:

(a) Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and its subsidiaries are duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Note, and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note, and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement, the Note, and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and assuming the execution and delivery thereof and acceptance by the Investor, the Note, and any related agreements, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, liquidation or similar laws from time to time relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) No Conflict. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of its Articles of Association or Memorandum of Association or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Primary Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Association or Memorandum of Association, or, to the Company’s knowledge, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries that would cause a Material Adverse Effect. To the Company’s knowledge, the business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance or regulation of any governmental entity, except as would not cause a Material Adverse Effect.

(d) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, its Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(f) Compliance with Applicable Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance Applicable Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its ssubsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

(g) Subsidiaries. Other than as disclosed in the Company’s reports, schedules, forms, statements and other documents filed by it with the SEC pursuant to Section 15(d) of the Exchange Act and documents incorporated by reference therein (the “SEC Documents”) the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

(h) Tax Status. The Company and each of its subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject to be filed as of the date hereof (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Certain Transactions. None of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

(i) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Commitment Fee Shares.

6. COVENANTS OF THE COMPANY.

(a) SEPA. While any amounts are due and outstanding under the Note the Company shall not terminate the SEPA and the SEPA shall be in full for and effect.

(b) Effectiveness of the Registration Statement. While any amounts are due and outstanding under the Note the Company shall maintain the effectiveness of the Registration Statement, except for any time during which the SEC reviews any successor Registration Statement, post-effective amendment to any Registration Statement, prospectus supplement to any Registration Statement or other filing necessary to register securities to be offered and sold by the Company.

(c) Use of Proceeds. The Company will use the proceeds from the Note for working capital and other general corporate purposes. So long as any amounts are outstanding under the Note, the Company shall not pay any related party obligations all of which related party obligations shall be subordinated to the obligations owed to the Investor. Neither the Company nor any subsidiary shall, directly or indirectly, use any portion of the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any person (i) to make any payment towards any indebtedness or other obligations of the Company or subsidiary; (ii) to pay any obligations of any nature or kind due or owing to any officers, directors, employees, or shareholders of the Company or subsidiary, other than salaries payable in the ordinary course of business of the Company, (iii) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, (iv) or in any manner or in a country or territory, that, at the time of such funding, is, or whose government is, the subject of CAATSA or CAATSA Sanctions Programs or (v) in any other manner that will result in a violation of Applicable Laws.

(d) Compliance with Laws. While any amounts are due and outstanding under the Note the Company shall comply with all Applicable Laws and will not take any action which will cause the Investor to be in violation of any such Applicable Laws.

(e) The covenants set forth above shall be ongoing during the term of the Note. The Company shall promptly notify the Investor in writing should it become aware during such period (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Investor in writing during such period should it become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of Applicable Laws. The Company shall provide such information and documentation it may have as the Investor or any of their affiliates may reasonably request to satisfy compliance with Applicable Laws.

7. TERMINATION. In the event that the Company has does not notify the Investor in writing within three (3) Trading days of the date the Registration Statement is declared effective by the United States Securities and Exchange Commission of its intention to proceed with the Closing this Agreement shall terminate and the Investor shall be under no obligation to purchase a Note pursuant to the terms of this Agreement.

8. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the of the Superior Court of the State of New Jersey, sitting in Union County, New Jersey and the United States District Court for the District of New Jersey, sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Agreement.

9. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	HealthLynked Corp.
1265 Creekside Parkway. – Suite 302
Naples, FL 34108
Attention: Dr. Michael Dent and George O’Leary
Telephone: (239)331-1943 and (561)955-0727
Email: mdent1@comcast.net and goleary@sksconsulting.us

With a copy to:	K&L Gates LLP
200 S. Biscayne Blvd., Suite 3900
Miami, FL 33131
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3306
E-mail: clayton.parker@klgates.com

If to the Holder:	YAII PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
Email: mangelo@yorkvilleadvisors.com

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
Email: dgonzalez@yorkvilleadvisors.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

10. MISCELLANEOUS.

(a) Original Issue Discount. The Original Principal Amount of the Note shall have an original issue discount of 5% (the “OID”) that the Investor shall be entitled to deduct from the gross proceeds of the original Principal Amount when the Note is issued.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c) Entire Agreement; Amendments. This Agreement and the exhibit thereto supersedes all other prior oral or written agreements between the Investor and the Company (with respect to the matters discussed herein), and this Agreement and the exhibit theretocontain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(d) Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

(e) Enforcement Costs. The Company shall reimburse the Investor promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Investor in any action for the collecting of any sums which become due and payable to the Investor in accordance with the terms of this Agreement or the Note.

(f) Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

(g) Severability. If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

(h) Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

[signature page follows]

IN WITNESS WHEREOF, each of the Investor and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

HEALTHLYNKED CORP.

By:	/s/ George O’Leary
Name:	George O’Leary
Title:	Chief Financial Officer

INVESTOR:

YAII PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager

By:	Yorkville Advisors Global II LLC
Its:	General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	General Counsel